Exhibit 99.1

1440 Davey Road Woodridge, IL 60517 (Phone) 630.739.6744 (Fax) 630.739.6754 www.advancedlifesciences.com

FOR IMMEDIATE RELEASE	Company Contact: Joe Camp 630-754-4352 Email: jcamp@advancedlifesciences.com
February 27, 2009

Advanced Life Sciences Receives Notice of Planned Cethromycin Review by FDA Advisory Committee

CHICAGO, IL, February 27, 2009/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (Nasdaq: ADLS), announced today that it has received notice from the U.S. Food and Drug Administration (FDA) that the agency’s Anti-Infective Drugs Advisory Committee (AIDAC) is tentatively scheduled to meet on June 2, 2009, and will discuss the New Drug Application (NDA) for cethromycin, a new once-a-day oral antibiotic for the proposed indication of outpatient treatment of adults with mild-to-moderate community acquired pneumonia (CAP).

In November, 2008, the FDA filed the Company’s NDA for cethromycin and established a target Prescription Drug User Fee Act (PDUFA) action date for the cethromycin NDA of July 31, 2009.  Further details pertaining to the AIDAC meeting will be provided by Advanced Life Sciences upon receipt of additional information from FDA.

About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and respiratory diseases.  For more information, please visit us on the web at www.advancedlifesciences.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in Advanced Life Sciences’ filings with the Securities and Exchange Commission.  Advanced Life Sciences undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

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